The Board of Directors of
  Safety Components International, Inc.


We agree to the inclusion in the Prospectus for $90,000,000 of Senior Subordinated Notes, of our report, dated October 7, 1996, on our audit of the financial statements of Phoenix Airbag GmbH. We also consent to the use of our name under "Experts".


/s/ Price Waterhouse GmbH
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Price Waterhouse GmbH
August 11, 1997
Wirtschaftsprufungsgesellschaft

The Board of Directors of
  Safety Components International, Inc.


We hereby consent to the inclusion in the Prospectus constituting part of this Registration Statement on Form S-4 of our report, dated May 22, 1997, relating to the financial statements of Valentec International Corporation, excluding Valentec International, Ltd., which appear in such prospectus. We also consent to the references to us under the heading "Experts" in such prospectus.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
August 11, 1997
Costa Mesa, California

The Board of Directors of
  Safety Components International, Inc.


We hereby consent to the inclusion in the Prospectus constituting part of this Registration Statement on Form S-4 of our report, dated May 22, 1997, except for Notes 1, 6 and 13 which are as of July 24, 1997, relating to the consolidated financial statements of Safety Components International, Inc. and subsidiaries, which appear in such prospectus. We also consent to the references to us under the heading "Experts" in such prospectus.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
August 11, 1997
Costa Mesa, California